Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Anchor BanCorp Wisconsin Inc. of our reports dated March 19, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Anchor BanCorp Wisconsin Inc. for the year ended December 31, 2014.

/s/ McGladrey LLP

Madison, Wisconsin

March 26, 2015